UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/30/2012
Commission file number: 001-05519

CDI Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania (State of incorporation)	23-2394430 (I.R.S. Employer Identification Number)

1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768 (Address of principal executive offices, including zip code)

(215) 569-2200 Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 30, 2012, CDI Corp. (the “Company”), its direct wholly-owned subsidiary, CDI Corporation, and its indirect subsidiary, CDI AndersElite Limited (each a “Borrower”), entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (the “Bank”). The Credit Agreement established a $75 million revolving line of credit facility (including a $5 million UK overdraft facility), with a five-year term ending on November 29, 2017. Borrowings under this line of credit may be used by the Company and the other Borrowers for general business purposes or for letters of credit.
The Borrowers' obligations under the Credit Agreement are guaranteed by three indirect subsidiaries of the Company: CDI-Infrastructure, LLC, CDI Marine Company and MRI Contract Staffing, Inc. The obligations of the three Borrowers and the three guarantors (the “Loan Parties”) are unsecured.
Interest on borrowings under the facility are based on either an “Overnight Rate,” “Sterling Overnight Rate,” “LIBOR” or a “Base Rate” (each as set forth in the Credit Agreement), as chosen by the applicable Borrower each time it wishes to borrow funds. The “Applicable Rate” (as set forth in the Credit Agreement) equals either (i) the Overnight Rate, Sterling Overnight Rate or LIBOR plus a number of basis points (ranging from 1.25% to 2.00%) or (ii) the Base Rate plus a number of basis points (ranging from 0.25% to 1.00%), in each case depending on the Company's consolidated leverage ratio (which is the ratio of consolidated funded indebtedness to consolidated EBITDA, as defined in the Credit Agreement). There are customary fees associated with the facility including, but not limited to, an unused commitment fee at the rate of 0.15% to 0.225% on the daily amount of the Bank's unused commitment.
The Credit Agreement contains restrictive covenants which limit the Company with respect to, among other things, creating liens on its assets, investments, incurring indebtedness, disposition of assets subject to certain exceptions, changing its line of business, transactions with affiliates and use of proceeds. The Credit Agreement also contains financial covenants which require the Company not to exceed a maximum consolidated leverage ratio (consolidated funded indebtedness to consolidated EBITDA) of 2.5 to 1.0 and to maintain a minimum fixed charge coverage ratio of 1.2 to 1.0. The preceding financial covenant terms are as defined in the Credit Agreement.
A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description above is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information set forth above under Item 1.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CDI Corp. (Registrant)
Date:	December 4, 2012	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative
Officer & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated November 30, 2012, among Bank of America, N.A. (along with certain other lenders) and the Registrant (along with certain of its subsidiaries).